Form C

Cover Page

Name of issuer:

REDEMPTION ROCK BREWERY, CORPORATION

Legal status of issuer:

Form: Other

Other (specify): Public Benefit Corporation

Jurisdiction of Incorporation/Organization: MA

Date of organization: 5/12/2016

Physical address of issuer:

333 Shrewsbury St
Worcester MA 01604

Website of issuer:

http://www.redemptionrock.beer

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☑ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$100,000.00

Deadline to reach the target offering amount:

4/3/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$12,197.00	$41,593.00
Cash & Cash Equivalents:	$2,207.00	$36,113.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$134,984.00	$74,705.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($89,677.00)	($33,111.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

REDEMPTION ROCK BREWERY, CORPORATION

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Brian Shaw	owner	Craft Beer Cellar	2016
Kevin Kirkness	General Manager	Redemption Rock Brewing Co	2016
Patrick Knight	Senior Associate	Synapse Energy Economics	2016
Daniel Carlson	Head of Marketing	Redemption Rock Brewing Co	2016
Gregory Carlson	Head Brewer	Redemption Rock Brewing Co	2016
Danielle Babineau	CEO	Redemption Rock Brewing Co	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Daniel Carlson	Secretary	2016
Daniel Carlson	Head of Marketing	2016
Gregory Carlson	Treasurer	2016
Gregory Carlson	Head Brewer	2016
Danielle Babineau	President	2016
Danielle Babineau	CEO	2016
Danielle Babineau	Clerk	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Daniel Carlson	35.0 common shares	35.0
Gregory Carlson	35.0 Common shares	35.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> The biggest risk is taking on more delays, whether it be due to licensing taking longer than we expect, construction delays or unforeseen issues. Right now our projected opening date is around Labor Day, and anything beyond that means we're losing money. we've built in contingency funds and working capital to sustain us through a reasonable amount of delays, but anything egregious means we would need to raise more funds.
>
> Our model is completely dependent on taproom sales to start out. We think Worcester can easily sustain another brewery and wants a vibrant taproom culture, so much so that we can prosper on those on-premise customers alone. We'll closely track sales data to make sure we're hitting our targets, and if we need to pivot to more off-site sales and develop draft accounts earlier than anticipated, we will.
>
> We think customers will love our beer, but are scaling up recipes from a home brew set-up to a much larger commercial system. To mitigate some of the risk, we've also hired a brewery consultant that has assisted us with building out the brew-house, and will train our brewer on the equipment and help out with recipe scaling and troubleshooting. However, this still poses a risk.
>
> We won't open till we know the beer we're serving is great, even if we have to be really patient and/or dump initial batches. This not only could mean delaying the opening longer than we want, but also a loss of inventory and wasted capital.
>
> It's possible we will run out of beer shortly after opening. We have a decent-sized (10 barrel) system with a mix of 10 and 20 barrel tanks, and don't plan to open till we have 4-6 beers on tap and full tanks working on the next batches. But we also have a 100-taproom and a city that currently has 1 brewery per 60,000 people. We plan on starting out open fewer days per week, and carefully tracking inventory, making adjustments as necessary, but this still poses a risk.
>
> Long-term we expect to continue seeing more and more breweries open in central Massachusetts and in Worcester specifically. We won't be the only ones to see the opportunity the city offers. And while more local breweries is generally a good thing, it also means increased competition. We need to consistently be at the top of our game with quality and innovation in product offerings, customer experience and business model if we're going to become and stay successful.
>
> Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 95% -- Finish building out the taproom

5% -- Wefunder intermediary fee

If we raise: **$100,000**

Use of Proceeds: 45% -- Finish building out the taproom

50% -- Build out additional facets we hadn't intended to until later - like a crowler seamer for to-go beer

5% -- Wefunder intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. Each note will accrue interest at a rate of 6% (non-compounding, calculated on the basis of a 365-day year and the actual number of days elapsed) and the company will make interest payments to the investor quarterly, starting one quarter after the closing date of the offering. Each note will have the maturity date specified in the note. The company will pay the outstanding principal amount of each note and all unpaid accrued interest on the maturity date. The company may prepay principal and interest at any time.

Borrower shall pay the outstanding principal amount of the Loan (and all unpaid accrued interest through the date of each such payment) in 8 equal quarterly payments until the Loan is repaid in full.

Investors in the first $50,000 of the raise will receive a note that accrues an interest rate of 8%.

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

The form of the notes is provided in Appendix B, Investor Contracts. The form of the notes is Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the notes cannot be amended.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Preferred Stock	100,000	0	No
Common Stock	175,000	100	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Common stock holders have voting rights. Preferred stock holders do not have voting rights, but have liquidation preferences over common stock holders.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

N/A

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the principal shareholder(s) may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of the principal shareholder(s), and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the principal shareholder(s) may change the terms of the operating agreement for the Company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The principal shareholder(s) also may force the Company to prepay the promissory notes before their maturity date. The principal shareholder(s) may make changes that affect the tax treatment of the Company in ways that are unfavorable to the Investor but favorable to them. The principal shareholder(s) may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. The principal shareholder(s) may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The principal shareholder(s) have the right to redeem their securities at any time. The principal shareholder(s) could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. The exit of the principal shareholder(s) may affect the value of the Company and/or its viability.

Based on the factors described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the promissory notes will likely hold a minority position in the Company and will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its board of directors, and the Investor will have no independent right to name or remove an officer or member of the board of directors of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company.

Issuer Repurchase of Securities/Prepayment of Notes. The Company has the right to repay principal and interest on the promissory notes at any time prior to the maturity date. If the Company repays principal and interest on the notes early, Investor will receive fewer interest payments than expected at purchase.

A sale of the issuer or of assets of the issuer. As a noteholder with no voting rights, the Investor will have no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the board of directors of the Company to manage the Company so as to maximize value for shareholders and ensure full payment of noteholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the board of directors of the Company. If the board of directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the amount received will be sufficient to repay Investor and other noteholders.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and board of directors of the Company will be guided by their good faith judgment as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Key Bank
Issue date	09/04/18
Amount	$513,000.00
Outstanding principal plus interest	$513,000.00 as of 09/25/18
Interest rate	6.25% per annum
Maturity date	09/04/28
Current with payments	Yes

Maturity date is actually 2028.

Convertible Note

Issue date	03/23/18
Amount	$267,000.00
Interest rate	8.0% per annum
Discount rate	20.0%
Uncapped Note	Yes
Maturity date	12/31/19

Automatic conversion at $2M in cumulative revenue. Used exemption 504b under Regulation D.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
8/2016	Section 4(a)(2)	Common stock	$200,000	General operations
3/2018	Other	Convertible Note	$267,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Gregory Carlson
Amount Invested	$10,000.00
Transaction type	Priced round
Issue date	08/18/16
Relationship	owner

Common stock sale

Name	Daniel Carlson
Amount Invested	$10,000.00
Transaction type	Priced round
Issue date	08/16/16
Relationship	owner

Common stock sale

Name	Kevin Kirkness
Amount Invested	$13,000.00
Transaction type	Priced round
Issue date	07/18/18
Relationship	owner

Common stock sale

Name	Daniel Carlson
Amount Invested	$167,000.00
Transaction type	Priced round
Issue date	09/25/18
Relationship	owner

Common stock sale

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We are a brewery and taproom in progress in Worcester, MA. The heart of the operation is a 10-barrel brewhouse, featuring a large taproom and coffee shop. We've designed a unique, dynamic community space where people can spend hours of their day. Our motto is "beer for people," meaning we aim to use craft beer as a catalyst to bring people together to share awesome experiences. We're also a registered Benefit Corporation focused on creating fair employment and a positive impact on our community.

At Redemption Rock, we're obsessed with providing a high-quality product and exceptional customer experience from taproom to brand interaction. Which is why our goal is to become a pillar of the Worcester community, a frequent gathering spot for locals, and an innovative contributor to the craft beer industry. Long term, we will aim to grow into an iconic central Massachusetts company with amazing taproom-first locations throughout the region, complemented by state-wide keg and can distribution.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Redemption Rock Brewing Corporation was incorporated in the State of Massachusetts in May 2016.

Since then, we have:

- Raised $1.030M in funding to date.
- 6,200 sf location in a prime location on Shrewsbury St.
- Large 100-seat taproom-in-progress that serves house-brewed craft beer, small-batch coffee, and light food -- and invites people to stay and do work and meet up with friends.
- Design is complete and construction is underway.
- Led by a uniquely qualified team of co-founders with strong educational and professional backgrounds in the craft beer industry.
- Located in the second largest city in New England -- an untapped market with high growth potential and with only four breweries.
- Registered Benefit Corporation, with a strategy to achieve B-Corp Certification within our first year of operation.

Historical Results of Operations

Our company was organized in May 2016 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $0 compared to the year ended December 31, 2016, when the Company had revenues of $0.
- *Assets.* As of December 31, 2017, the Company had total assets of $12,197, including $2,207 in cash. As of December 31, 2016, the Company had $41,593 in total assets, including $36,113 in cash.
- *Net Loss.* The Company has had net losses of $89,677 and net losses of $33,111 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $134,984 for the fiscal year ended December 31, 2017 and $74,705 for the fiscal year ended December 31, 2016

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $513,000 in debt, $267,000 in convertibles, $200,000 in equity, and a $30,000 grant from the City of Worcester.

After the conclusion of this Offering, should we hit our minimum funding target, we believe we will have the capital needed to open our location and begin generating revenues.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 24 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

The following uncertainties could affect our financial condition, including the liquidity, cash flow and capital resources described below:

- Our financial projections are based on comparable data and reasonable assumptions, but not historical data, which make them less reliable.
- Our projected opening date is difficult to solidify, and significant delays (including construction delays, or issues with beer) would negatively impact our cash position.

Runway & Short/Mid Term Expenses

Redemption Rock Brewing Corporation cash in hand is $225,000, as of September 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $30,000/month, for an average burn rate of $30,000 per month. Our intent is to be profitable in 12 months.

In 2018, we added additional funding through our convertible debt round, the founders contributed additional funds, and we closed on our bank loan. We've purchased most of our equipment and started the build-out of the space, all of which have incurred expenses.

We plan to open for business by January 2019, at which point we'll start generating income. As a taproom selling beer directly to customers, our business is entirely a cash business from the day we open. At that point, our financials will reflect our operating budget, rather than the build-out process we're working through now.

$100,000 is the total amount needed to complete the buildout, since we've raised the majority of funds needed to date. In lieu of a successful raise, we'll try to bootstrap the remainder of the build or look for additional lines of credit.

Capital Expenditures. The total budget for capital expenditures is $1,130,000. This amount is allocated to equipment, leasehold improvements, start-up costs, furniture & fixtures, inventory, marketing & promotion, supplies and working capital.

Equipment. The total cost of equipment is $393,000. This includes brewery equipment, lab equipment, bar/cafe equipment, office equipment, all electrical and plumbing equipment and fixtures.

Leasehold Improvements. The cost of leasehold improvements is $290,000. This includes demolition and floor cutting, facade improvements, site work, floor coating, electrical work, plumbing work, sprinklers and fire alarm, and general construction.

Start-Up Costs. The budget for start-up costs is $260,000. This includes professional services (legal, consulting, architectural, engineering, etc), rent & triple net costs paid prior to opening including a lease deposit, insurance costs, and payroll and training expenses.

Furniture & Fixtures. The total cost of furniture and fixtures is $100,000. This includes all tables and seating, the bar build-out, decor, office furniture, storage, and smallwares.

Inventory. The budget for inventory of beer as well as coffee, food and merchandise items is $15,000.

Supplies. The cost of supplies for the office, cafe, bar and brewery is $12,000. This includes cost of paper supplies such as to-go cups, lids and straws, as well as crowlers for to-go beer.

Marketing & Promotion. The marketing & promotion budget is $10,000 and includes website and brand development, and marketing collateral.

Working Capital. We estimate having cash available of $50,000 in working capital when we open.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Danielle Babineau, certify that:

(1) the financial statements of REDEMPTION ROCK BREWERY, CORPORATION included in this Form are true and complete in all material respects ; and

(2) the tax return information of REDEMPTION ROCK BREWERY, CORPORATION included in this Form reflects accurately the information reported on the tax return for REDEMPTION ROCK BREWERY, CORPORATION filed for the fiscal year ended 2017.

Danielle Babineau
CEO

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.redemptionrock.beer/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Redemption Rock Brewing Simple Loan
Redemption Rock Brewing Simple Loan Early Bird

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Brian Shaw
Daniel Carlson
Danielle Babineau
Gregory Carlson
Kevin Kirkness
Patrick Knight

Appendix E: Supporting Documents

Redemption_Brewing_Simple_Loan_Template.pdf



INVEST IN REDEMPTION ROCK BREWING CO.

maximum target met

$0

raised of $0 maximum target from 0 investors

Mission-driven, community-focused craft brewery taproom and cafe

We are a brewery and taproom in progress in Worcester, MA. The heart of the operation is a 10-barrel brewhouse, featuring a large taproom and coffee shop. We've designed a unique, dynamic community space where people can spend hours of their day. Our motto is "beer for people," meaning we aim to use craft beer as a catalyst to bring people together to share awesome experiences. We're also a registered Benefit Corporation focused on creating fair employment and a positive impact on our community.



Danielle Babineau
CEO
Babson MBA '15, with a focus on entrepreneurship. Certified Cicerone. Experience in working in craft beer retail and taprooms.

Why you may want to invest

1. Raised $1.030M in funding to date.
2. 6,200 sf location in a prime location on Shrewsbury St.
3. Large 100-seat taproom-in-progress that serves house-brewed craft beer, small-batch coffee, and light food -- and invites people to stay and do work and meet up with friends.
4. Design is complete and construction is underway.
5. Led by a uniquely qualified team of co-founders with strong educational and professional backgrounds in the craft beer industry.
6. Located in the second largest city in New England -- an untapped market with high growth potential and with only four breweries.
7. Registered Benefit Corporation, with a strategy to achieve B-Corp Certification within our first year of operation.

$ 100 min

REMIND ME (0)

What you are investing in

Promissory Note

6.0% interest

First $50K investors will receive 6.0% interest and an additional 2.0% interest.

2.0% additional interest

24 months

The promissory note pays 6.0% quarterly over 24 months. The yield to maturity is 6.0%.

Earning a return

Learn more about loans

Investor perks

$250+

Founders club sticker & your name on our founders wall, as well as a gift card for three crowlers.

Our Ambition

At Redemption Rock, we're obsessed with providing a high-quality product and exceptional customer experience from taproom to brand interaction. Which is why our goal is to become a pillar of the Worcester community, a frequent gathering spot for locals, and an innovative contributor to the craft beer industry. Long term, we will aim to grow into an iconic central Massachusetts company with amazing taproom-first locations throughout the region, complemented by state-wide keg and can distribution.

RRB_Exec_Summary.pdf

Slide_Deck.pdf

redemptionrock.beer

$500+
Swag gift pack that includes a t-shirt, beer glass and logo diner mug, all special editions only available to WeFunder investors.

$1,000+
Swag pack upgrade! In addition to the $500 level merch items, you'll get a special edition sweatshirt, specialty glass and coffee mug.

$2,500+
Free space rental for your private event in our 1000sf "indoor patio" space (up to 75 people). Birthday, engagement, corporate party, it's up to you! We'll even buy the first round!

$5,000+
Invite to a pre-opening, investors-only party with a behind-the-scenes tour with the founding team, guided tasting of our launch beers and catering from local Worcester businesses. Two tickets per investor.

$10,000+
Design and name a beer with our founding team. We'll even host a private release party for your beer when we tap it as a special thank you for your contribution.

see less

THE BEER NUT: Redemption Rock to become Worcester's 5th brewery

WORCESTER - Seeking to create a space that is comfortable and welcoming for all and offering beer and coffee for various tastes, Redemption Rock Brewing Company plans to open for business by the end of the year.The 333 Shrewsbury St. brewery will
September 25, 2018 @ telegram.com

Wall & Main: MBA grad set to open Redemption Rock Brewery in Worcester

One of my former students is opening a brewery on Shrewsbury Street - perhaps this year.The student in question is Danielle Babineau. She was a student in my 2015 MBA course, "Hong Kong/Singapore Startup Strategy Elective Abroad."Ms. Babineau is
September 25, 2018 @ telegram.com



Redemption Rock Brewing hopes to open on Shrewsbury Street this year

Worcester's fifth brewery and second on Shrewsbury Street hopes to jump into the Central Massachusetts craft beer scene later this year. Redemption Rock Brewing Co. is currently building out its 6,000-square-foot space in the former Coca Cola bottling
September 25, 2018 @ wbjournal.com

Redemption Rock Brewing Co. to open taproom and brewery on Shrewsbury Street in Worcester

For the team behind Redemption Rock Brewing Co., opening a Worcester taproom and brewery has been a dream six years in the making. And by the end of 2018, they expect to see it come to fruition when they open their doors on Shrewsbury Street to
September 7, 2018 @ masslive.com

We Make Beer for People

We believe that people are the key to craft beer explosion. The culture of craft beer is driven by the brewers and their stories, and their focus on delighting their audience. The people you share craft beer with are the key to the craft beer experience. It's about community. And that's the principle that drives Redemption Rock Brewing Co.


REDEMPTION
ROCK
BREWING CO.
ABV
BEER
32 FL. OZ.
Please enjoy within several days of canning.



Why We're Different


WORCESTER
A TOWN JUNE 14,1722
A CITY FEBY 29,1848

WORCESTER: Despite being the second biggest city in a region full of craft breweries, Worcester remains an untapped market for craft beer. Right now, we only have four breweries. The success of two of these indicates that the city is ready and excited for craft beer.

Our central location, growing population, and strong rail and highway connections to other parts of the region are obvious advantages. The city's age and income demographics also represent a significant cross-section of avid craft beer consumers.

TAPROOM: We've designed a unique, dynamic, and inviting community space that's different than any taproom in the area. It's a warm, interesting, and comfortable space where people can easily spend hours of their day.

We'll also serve coffee and locally sourced, thoughtfully paired cheeses, cured meats, and bread and pastries. This allows us to provide unique food offerings that naturally pair well with beer, and helps us appeal to a broader audience.

And as we get closer to opening, finding passionate people and providing them with the tools they need to help us succeed — combining world-class hospitality with brewer-level expertise — will be our top priority.



BENEFIT CORPORATION: Consumers are becoming increasingly invested in the type of businesses they support. And entrepreneurs are starting businesses for reasons beyond making money. We are one of them.

Being a Benefit Corporation will help us be a better business. The processes, procedures, and assessments it takes will give us a deep understanding of our organization and employees. It will help us attract more dedicated and passionate staff and customers. It will help us save money and operate in a more streamlined fashion.

As new entrepreneurs, the B Corp community will be a valuable resource for us. From successful businesses that have done this before, we'll learn how to improve our processes, cutting-edge best practices, and the marketing opportunities that will help drive our business.





Here's How Your Investment Can Help

We've invested six years in developing our brewery. We went to business and brewing school, worked at breweries and craft beer stores, and attended conferences and seminars. Today, with the funds we've raised so far, we have the resources needed to open a brewery and taproom. But we need your support to make it special.

Your investment will help us: Acquire the furniture, fixtures, equipment, decorations, and more that will make our taproom unique. Develop a dedicated training and education program for our taproom staff to ensure a best-in-class customer experience. And build a quality control laboratory for the brewery to ensure that our beer is always and absolutely consistent and high-quality.

In short, your investment will help us with the critical finishing touches on our unique vision come-to-life. From the day we first decided to open a brewery, we've been driven by the principles of community and inclusivity. We would love to take the next step with you and build a successful business together.

Our Projections

Financial Projections

	FY 1	FY 2	FY 3
Total Revenue	$1,438,377	$2,068,492	$2,928,006
Cost of Goods Sold	$216,445	$420,280	$729,055
Gross Profit	$1,217,800	$1,648,212	$2,198,951
Gross Profit %	*85%*	*80%*	*75%*
Operating Expenses	$808,930	$1,193,217	$1,730,953
EBIT	$408,870	$454,995	$467,997
***EBIT %*	*28%*	*22%*	*16%*

62,000 sf location in a prime location on Shrewsbury St.

Large 100-seat taproom-in-progress that serves house-brewed craft beer, small-batch coffee, and light food — and invites people to stay and do work and meet up with friends.

Projected Growth of Beer Volume Sold* (in barrels)



2210
1190
723
Wholesale
Retail
Crowlers
Draft
YR 1
YR 2
YR 3

A barrel is equivalent to 31 gallons of beer, or:

- 2 Standard size, half barrel kegs (15 gal each)
- 6 Sixtel or sixth barrel kegs (5 gal)
- 248 Pint (16 oz) servings
- 10 Cases of 4/16 packaged cans

**Total volume sold represents ~ 87% of total volume produced, accounting for waste and lost product, based on industry averages.*

Meet the Founders



Danielle Babineau

CEO

Babson MBA '15, with a focus on entrepreneurship. Certified Cicerone. Experience in working in craft beer retail and taprooms.



Greg Carlson

Brewer

Siebel Institute of Technology graduate. Experienced home brewer with commercial brewing experience.



Dan Carlson

Marketing

Content manager at industry-leading tech start-up, building on a decade in marketing and PR.



Kevin KIrkness

General Manager

Experienced hospitality professional, currently managing the bar at Cambridge Brewing Co.

Interview

– COLLAPSE ALL

WF: How is your brewery different?

RR: First, we're opening in an under-served market (Worcester, MA) that is in the process of reinventing itself through positive change and an engaged, passionate citizenry that takes pride in local businesses.

Second, as a registered B-Corp our mission extends beyond just profit to being a good corporate, community and environmental citizen. This is something we think will resonate with many of our core consumers.

And third, our business model focuses on the taproom as a key strategic element, rather than as a tacked on revenue center. We've got a lot of room (3,000 sf and 100 seats plus lots of standing room), and the taproom also functions as a third-wave-style coffee shops serving locally roasted coffees and light food.

WF: Why did you decide to start a brewery?

RR: I always wanted to be an architect, but around my fifth year of architecture school I realized I maybe didn't. I took a break, worked in related industries for a little while, planning to probably go back to school and get my Master's in Architecture eventually. Then I tried filling out applications for programs, and found that I couldn't answer the fundamental question of why I wanted to be an architect. Que quarter-life-crisis.

After investigating a couple of different potential paths, I fell in love with the idea of doing an MBA program, particularly one focused in entrepreneurship. At the same time, my friends and I had become increasingly involved in home-brewing and the local craft beer community, volunteering at beer fests and partaking in some heavy beer tourism. We decided to make a go of starting our own brewery, starting with me going back to school. That was 2012.

Essentially everything we've done since then has been with the single-minded focus of developing and opening (and then running) a brewery that we can be proud of. I spent two years at Babson getting my MBA and developing the business plan. I wasn't the only one to go back to school either - our brewer Greg completed two separate brewing courses at the Siebel Institute of Technology in Chicago. We've chosen jobs that would get us industry experience, and attended conferences, workshops and continuing education that would better equip us to do this right.

At this point, I have no doubts that that decision six (!) years ago was the right one. It's been a long, sometimes uncertain journey, but we love beer, we love the beer industry and we love the community we're moving into. There's nothing else I want to do besides run this company.

WF: Tell me about the team. ^

RR: We're a bunch of long-time beer nerds with a whole lot of passion and also some tangible skills. We've spent the last six years working on developing Redemption Rock, focusing the last two years on finding a great location and raising the majority of the funding.

Our founding team is made up of Dani, Greg, Dan and Kevin. Dani's the one with an architecture background ("aka creative problem-solving"), an MBA from Babson College (#1 in entrepreneurship) and is a Certified Cicerone. She's worked at Craft Beer Cellar and Exhibit A Brewing Co. She's our CEO, so she oversees the entire operation, plus does everything that someone else isn't already doing.

Greg's our brewer. He's been homebrewing for almost a decade now, and has developed some pretty tasty beers that we'll be launching the brewery with. Greg has graduated from both the Concise and Advanced Courses in Brewing Technology from the Siebel Institute of Technology, and he's also put in time on the professional side, volunteering with a handful of breweries in the Boston area and around central MA, and most recently employed on the packaging line at Jack's Abby Craft Lagers in Framingham.

Dan runs our marketing. He's eager to take his talents out of software marketing and sell some beer. Dan's specialties are in PR and content, and he spent the last few years as a content manager at an industry-leading tech start-up that was acquired by IBM in 2016.

Kevin comes from hospitality, having worked in both high-volume and fine-dining environments, most recently spending his time behind the bar at Cambridge Brewing Co. He'll be the guy you most often see at the taproom, as he's our General Manager in charge of customer experience.

WF: Isn't the market over-saturated with breweries already? ^

RR: Not really.

First, while most Americans live within 10 miles of a brewery these days, we're not really seeing anything like a saturation point except in hyper-competitive markets like Bend, Oregon or San Diego. Massachusetts certainly had a lot of breweries open in the last year or so, we're still in the middle of the pack nationally as far as breweries per capita (2.5 vs #1 Vermont's 10.8), and 13th in gallons per 21+ adult (that includes Sam Adams). There's still plenty of room for growth statewide.

And a lot of those breweries tend to be clustered in specific areas, particularly in the Boston-metro area and within 495, and out west along routes 91 and 7. Central Mass certainly has some fine breweries, but there's not many compared to our regions in the state. Worcester is particular is grossly under-served, with four breweries currently operating in a city of 184,000.

That doesn't mean we don't think more breweries will continue to come. We do. We won't be the only ones who see the opportunity in Worcester. The beer industry everywhere will no doubt continue to be more and more competitive. Breweries will go out of business, but people will keep drinking beer. We take it as a challenge to constantly be better, to constantly keep doing the big things and the little things right, to be one of the ones that lasts for the long haul.

WF: Why Worcester? ^

RR: When we first talked about starting a brewery we knew right away that we wanted it to be in Worcester. I'm from central Mass (Princeton by way of Fitchburg), and immediately saw the opportunity for more beer in Worcester, particularly beer that combined a fun place to hang out. Since then we've only been increasingly impressed with the direction the city has been moving.

Worcester has long had a bit of a second-city complex with Boston. An old-school manufacturing city that razed its downtown fabric to put in a mall in the 1960's because malls were going to save the cities according to urban renewal. In the last decade or so, the city has made big, important strides to reinventing itself as a vibrant and affordable option to neighboring Boston. The mall is gone, the canal district is teeming with exciting, locally owned businesses, and the city is gaining a reputation as a restaurant mecca.

We love the spirit and community of the city and want to be a part of future growth, both in economic terms and in terms of civic pride. Most of the team spent the last decade in the Boston-area, attending colleges and working. We could have tried to open a brewery in Boston, but Boston is already Boston. Worcester is rapidly becoming the city that it will be in the future, and we want Redemption Rock to be a part of defining what that looks like.

WF: Tell me about the brewery and taproom location.

RR: Redemption Rock's home will be at 333 Shrewsbury St, in what was once a Coca-Cola bottling facility and is the current home to the Bancroft School of Massage as well as Center Mass Cross Fit and Worcester Martial Arts Academy. It's located about the middle of Shrewsbury St, about halfway between Union Station on one end and Rt 9 on the other end. It's also easy to get to off of Rt 290 (exit 15).

The building was originally built in 1940, and still retains much of the original structure and detailing, including the old Coca-Cola emblem on the front and sides. Our entrance will be on the right side of the building, off a small side street (Putnam Lane).

We have 6,200 sf of space, about half of which will be dedicated to the taproom. Half of the taproom is the bar room, with some formal seating, some lounge areas and an eight-seat bar and service counter. The other half has an 'indoor patio' vibe, with picnic tables, faux turf, string lights and a large mural. We do have an opportunity to add some outdoor seating as well, which we plan to add within a year.

We hope to max this space out at about 2,500 bbls/year before we need to expand to a second location (which will also have a large taproom).

WF: Have you ordered equipment yet?

RR: We have! We've got a 10-barrel brew house and (2) 10-barrel and (2) 20-barrel tanks on the way from Practical Fusion in Portland, OR. They specialize in small-scale brewery systems and their equipment is American-made, using all American steel.

WF: What kind of beer will you make?

RR: One of the great things of focusing on the taproom first is that it allows us to play around with many different styles and beers. The plan is to have four year-round beers that will be consistent staples of our draft list, but with 12 total draft lines, that leaves a lot of room to play with seasonal and specialty releases over time. There's not much we're NOT interested in brewing at some point, making sure we grow out portfolio in a way that continues to insure we're only putting out great beer.

WF: What's the story behind the name Redemption Rock?

RR: Redemption Rock is a natural and historical location in Princeton, MA. It's literally a huge granite rock, and it's down the street from where I grew up. Historically, it was the site of the release of Mary Rowlandson during King Phillip's War in 1676. Today, it's the site of watershed lands and hiking trails, including a connection to the 92-mile Mid-State Trail. If you grew up around central MA, you probably visited the area on school field trips and are maybe familiar with the history of the site. And that's what we wanted in a name - something that would resonate with locals but also has a cool sound.

WF: Talk more about your business model. Will you sell in stores?

RR: The taproom will be the only place to buy our beer initially, and only on draft. We want to set our roots in the neighborhood, have more flexibility with product development, and capture the higher margins afforded by direct-to-consumer sales. The taproom will also some light food options, as well as some non-alcoholic beverages - primarily coffee, including cold brew.

Over the next two to three years we'll start selling cans from the taproom, and add distribution to bars and restaurants, then to package stores. Our top priorities are quality, consistency, and sustainability!

WF: Who are your customers?

RR: We expect 65% of our customers to come from a 5-mile radius of the brewery. That's 234,016 people. Of those 27% are 25-44, the typical age range of a craft beer consumer, 33,5% are college educated, and 55% have a household income of $35-105K, also the typical range for a craft consumer. The median household income is $56K.

So that's pretty good. Our goal though, is to reach beyond the numbers. The stereotypical craft beer consumer is a white, youngish male with a college degree and disposable income. that's cool, that's most of our team (give or take the disposable income). But we think there's such a bigger market out there, of women, of people of color, of older people, of blue-collar workers. Some of these people are already drinking craft beer but maybe aren't being acknowledged so much, or don't feel like craft beer is something that is really 'for them'.

So yea, we hope the beer geeks love us. We're beer geeks, and we know that crowd well. They shout from the roof tops about beers they love, and they'll do crazy stuff for good beer. But our goal is to get a wide range of people coming in, hanging out, and drinking beer with us.

WF: What's a Benefit Corporation and what are the requirements of being one?

RR: Benefit Corporations (B-Corps) are two things: an incorporation status and a certification. We are currently incorporated as a Benefit Corporation in Massachusetts, and plan to pursue B-Corp Certification as soon as possible (we need to be open a year). Neither has specific requirements per say. There's no required charitable donations and we're still a for-profit company.

Being incorporated as a B-Corp means we need to state that we have some kind of public benefit as part of our reason for existence as a company, we need to have an independent Benefit Director on our board, and we need to have an annual 3rd party report that certifies we're actually doing what we're saying we're doing.

That's where the certification comes in. It's essentially a checklist that you use to account for the public benefit you're providing, with the goal of 80 out of 200 points for certification. It has various categories, including governance, jobs, community, and environment, and you can choose where you want to do the most work.

We discovered B-Corps over the course of developing the business plan. The entire program seemed to align really well with what we already were envisioning for the company, plus brought a system of accountability and transparency.

WF: What is your mission and core values?

RR: Our purpose for existing is to create exceptional experiences around a shared love of craft beer while setting an example of responsible and ethical corporate citizenship.

Our core values are:

* Be passionate about making awesome beer.

* Exceed customers' expectations. People should love being in our space, using our products and interacting with our brand.

* Always look for opportunities to innovate and take creative risks.

* Genuinely and tangibly support the environment and our community through both strategy and action.

* Put employees first - foster a culture of trust, accountability, and high performance.

* Focus on long-term, sustainable growth.

* Have fun and don't take ourselves too seriously.

* Crush it.

WF: How will you acquire customers?

RR: Our customer acquisition strategy will be pretty high-touch, focusing on word-of-mouth & social media, PR and robust events programming. While it'd be cool to be an overnight sensation, we plan on putting in the time and effort to slowly build a loyal customer base through high-quality interactions.

WF: What do you understand about your business that others don't get?

RR: Quality should not end at the beer. It has to be holistic of the entire customer experience - it demands an acute attention to detail and dedication to exceeding expectations

WF: When will you open?

RR: We're hoping sometime around the end of the summer or beginning of fall this year, but licensing, construction, equipment and the beer itself still have a lot to say about that. We will be sure to provide plenty of updates as we progress!

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RISKS

1 The biggest risk is taking on more delays, whether it be due to licensing taking longer than we expect, construction delays or unforeseen issues. Right now our projected opening date is around Labor Day, and anything beyond that means we're losing money. we've built in contingency funds and working capital to sustain us through a reasonable amount of delays, but anything egregious means we would need to raise more funds.

Our model is completely dependent on taproom sales to start out. We

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

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Redemption Rock Brewing Co. is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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